UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 3, 2014 (September 2, 2014)

SOLAR CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2014, Solar Capital Ltd. (the “Company”) entered into a limited liability company agreement with an affiliate (the “Investor”) of a fund managed by Pacific Investment Management Company LLC to co-invest in middle market senior secured unitranche loans sourced by the same origination platform used by the Company. Initial funding commitments to the unitranche strategy total $600 million, consisting of direct equity investments and co-investment commitments as described below.

The joint venture vehicle known as the Senior Secured Unitranche Loan Program (“SSLP”) is structured as a Delaware limited liability company. The Company and the Investor have initially made equity commitments to the SSLP of $300 million and $43.25 million, respectively. Further, the Investor has committed up to an additional $256.75 million of capital to directly co-invest in unitranche loans alongside the SSLP. The Company and the Investor are in advanced discussions with third party senior debt providers to obtain debt capital for the SSLP, with targeted leverage of up to 2.0x debt-to-equity once the SSLP’s portfolio is sufficiently ramped.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014	SOLAR CAPITAL LTD.

	By:	/s/ Richard Peteka
Richard Peteka
Chief Financial Officer, Treasurer and Secretary